UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2002

Prandium, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-14051	33-0197361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Alton Parkway Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

(949) 863-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On December 30, 2002, Kevin S. Relyea resigned as a director and Chairman of the Board and President and Chief Executive Officer of the Registrant and Robert T. Trebing, Jr. was appointed by the Registrant’s Board of Directors as Acting Chief Executive Officer and President of the Registrant. A replacement director has not yet been appointed to fill the vacancy left by Mr. Relyea’s resignation on the Registrant’s Board of Directors.

The Registrant issued a related press release on December 30, 2002, which is attached hereto as Exhibit 99.1.

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

Exhibit Number	Description
99.1	Press Release dated December 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRANDIUM, INC.

Dated: January 3, 2003	By:	/s/ ROBERT T. TREBING, JR.
Name: Robert T. Trebing, Jr. Title: Acting Chief Executive Officer and President, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 30, 2002.